Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of Vishay Intertechnology, Inc. of our reports dated February 23, 2012, with respect to the consolidated financial statements of Vishay Intertechnology, Inc. and the effectiveness of internal control over financial reporting of Vishay Intertechnology, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

Registration Statement Number	Form	Description

333-78045	S-8	1997 Stock Option Program and 1998 Employee Stock Option Program of Vishay Intertechnology, Inc.
333-102507	S-3/A
Class A Warrants to Purchase 7,000,000 Shares of Common Stock; Class B Warrants to Purchase 1,823,529 Shares of Common Stock; 6,176,467 Shares of Common Stock Issuable Upon Exchange of $105,000,000 Floating Rate Unsecured Notes due 2102; and 8,823,529 Shares of Common Stock Issuable Upon Exercise of Class A Warrants and Class B Warrants

333-144466	S-8	2007 Stock Incentive Program of Vishay Intertechnology, Inc.
333-178895	S-8	Vishay Intertechnology, Inc. Deferred Compensation Plan

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 23, 2012